Exhibit 5.1


                               October 1, 1997




Commonwealth Biotechnologies, Inc.
911 East Leigh Street, Suite G-19
Richmond, Virginia  23219


Ladies and Gentlemen:

         We have acted as counsel to Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of the Company's registration statement on Form SB-2 (Registration No. 333-31731) and all amendments thereto (the "Registration Statement"), as originally filed with the Securities and Exchange Commission on July 21, 1997. The Registration Statement relates to the offering of 1,015,000 shares (the "Offering Shares") of the Company's common stock, no par value per share ("Common Stock"). In addition, the Registration Statement, registers the resale of (a) an aggregate of up to 541,370 shares of Common Stock (the "Conversion Shares"), issuable in a private placement upon the automatic conversion of certain subordinated convertible notes issued by the Company in a private placement on June 25, 1997, (b) warrants to purchase an aggregate of 101,500 shares of Common Stock (the "Underwriter's Warrants"), issued to Anderson & Strudwick, Incorporated as additional underwriting compensation and (c) warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Management Warrants"), issued to certain executive officers of the Company. The Registration Statement also relates to the offering, on a delayed or continuous basis, of an aggregate of 201,500 shares of Common Stock issuable upon the exercise of the Management Warrants and the Underwriter's Warrants.

         In connection with this opinion, we have examined the Registration Statement and the prospectus contained therein, the Company's Articles of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in the Documents. In addition, for all purposes of this opinion, we have assumed that the underwriting agreement pursuant to which the Offering Shares will be sold (the "Underwriting Agreement") will be duly executed and delivered and will be a valid and binding agreement of the parties thereto in accordance with its terms.


Commonwealth Biotechnologies, Inc.
October 1, 1997
Page 2



         On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

         1. The Offering Shares have been duly authorized and upon the sale thereof in accordance with the terms of the Underwriting Agreement, such securities will be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         2. The Conversion Shares have been duly authorized and, when issued upon the automatic conversion of the Notes in accordance with their terms, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         3. The Management Warrants have been duly and validly authorized and, when resold as contemplated by the Registration Statement, will be duly and validly issued.

         4. The Underwriter's Warrants have been duly and validly authorized and, when resold as contemplated by the Registration Statement, will be duly and validly issued.

         5. The shares of Common Stock issuable upon the exercise of the Underwriter's Warrants and the Management Warrants have been duly and validly authorized and, when issued as contemplated by the Registration Statement and the respective terms and conditions of such warrants, will be fully paid and non-assessable shares of the Common Stock of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus contained therein and any further amendments thereto. Subject to the foregoing sentence, however, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.


                                  Very truly yours,


                                  LECLAIR RYAN,
                                  A Professional Corporation


                                  By: J. Benjamin English
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                                  Title: Vice President
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